                                                                    Exhibit 10.6

                FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER

          THIS FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER (this "Amendment") is entered into as of April 29, 2000 by and among VANTAS Incorporated, a Nevada corporation ("VANTAS"), and FrontLine Capital Group, a Delaware corporation (formerly known as Reckson Services Industries, Inc.) ("RSI"), on the one hand, and HQ Global Workplaces, Inc., a Delaware corporation (the "Company"), and CarrAmerica Realty Corporation, a Maryland corporation ("CarrAmerica"), on the other hand.

                              W I T N E S S E T H
                              - - - - - - - - - -

          WHEREAS, VANTAS and RSI, on the one hand, and the Company and CarrAmerica, on the other hand, have executed the Agreement and Plan of Merger dated as of January 20, 2000 (such agreement, as heretofore, hereby or hereinafter amended, the "Merger Agreement") pursuant to which VANTAS is to merge with and into the Company, with the Company being the Surviving Corporation;

          WHEREAS, VANTAS, RSI, the Company and CarrAmerica have executed an Agreement dated as of March 13, 2000, as amended, pursuant to which such parties agreed to authorize certain actions governed by the Merger Agreement;

          WHEREAS, the parties hereto wish to amend the Merger Agreement as provided herein; and

          WHEREAS, capitalized terms used herein but not defined herein shall have the meanings ascribed to such terms in the Merger Agreement.

          NOW, THEREFORE, in consideration of the aforesaid and the respective representations, warranties, covenants and agreements hereinafter set forth, the parties, intending to be legally bound, agree as follows:

A.        AMENDMENTS TO MERGER AGREEMENT

          The Merger Agreement is hereby amended as follows:

          1. The fifth WHEREAS clause of the Merger Agreement is hereby deleted in its entirety and replaced by the following:

          "WHEREAS, immediately following the consummation of the HQ Merger and the transactions contemplated by the Stock Purchase Agreement and the UK Agreement, the Company (being sometimes referred to as the "HQ Surviving Corporation" following the HQ Merger) will merge (the "Second Step Merger") with and into a to-be formed Delaware corporation ("M Sub") that will be a wholly-owned subsidiary of another to-be formed Delaware corporation ("Holdco"), which will be wholly-owned by the Company, pursuant to the terms and conditions of an Agreement and Plan of Merger (the "Second Step Plan of Merger"),
          substantially in the form of Exhibit A to this Agreement, with M Sub
                                       ---------
          being the surviving corporation (being sometimes referred to as the
          "Second Step Surviving Corporation") in the Second Step Merger."

          2. The reference to "Holdco" in the first sentence of Section 4(c) of the Merger Agreement is hereby deleted and replaced with "Holdco or M Sub."

          3. The second sentence of Section 4(d) of the Merger Agreement is hereby deleted in its entirety and replaced by the following:

          "Except as set forth on Schedule 4(d), upon the filing of the Recapitalization Amendments and immediately prior to the Effective Time, the authorized capital stock of the Company shall consist of 75,000,000 shares of Voting Common Stock, 25,000,000 shares of Non-Voting Common Stock and 7,800,00 shares of preferred stock (the "Company Preferred Stock"), of which an aggregate of 7,359,526 shares of Voting Common Stock and Non-Voting Common Stock will be duly authorized and validly issued and outstanding, fully paid and nonassessable."

          4. Section 4(bb) of the Merger Agreement is hereby deleted in its entirety and replaced by the following:

          "(bb) Immediately prior to the Effective Time, each of M Sub and Holdco will be a corporation duly organized, validly existing and in good standing under the laws of Delaware. The authorized capital stock of M Sub will consist of 1,000 shares of voting common stock, par value $.01 per share (the "M Sub Voting Common Stock"), of which 1,000 shares of M Sub Voting Common Stock will be duly authorized for issuance, and upon such issuance will be validly issued and outstanding, fully paid and nonassessable. All such issued and outstanding shares of M Sub Voting Common Stock will be owned as of record by Holdco. The authorized capital stock of Holdco will consist of 75,000,000 shares of voting common stock, par value $.01 per share ("Holdco Voting Common Stock"), 25,000,000 shares of Class C convertible non-voting common stock, par value $.01 per share ("Holdco Non-Voting Common Stock") and 7,800,000 shares of preferred stock, par value $.01 per share ("Holdco Preferred Stock"), and the shares of Holdco capital stock issued pursuant to the Second Step Merger will be validly issued and outstanding, fully paid and nonassessable. Prior to the effective time of the Second Step Merger, only Holdco Voting Common Stock will be issued and outstanding and all of such outstanding shares will be owned of record by the Company."

          5. Section 6(i) of the Merger Agreement is hereby deleted in its entirety and replaced by the following:

          "(ii) M Sub and Holdco.  The Company shall cause the formation of
                ----------------
          each of Holdco and M Sub by filing with the Secretary of State of the State of Delaware a certificate of incorporation in substantially the form of Exhibit K-1 to this Agreement for Holdco (the "Holdco
                  -----------
          Charter") and a certificate of incorporation for M Sub (the "M Sub Charter") in substantially the form of Exhibit K-2 to this Agreement,
                                                 -----------
          and shall cause each of M Sub and Holdco to adopt by-laws, in substantially the form of Exhibits K-3 and K-4, respectively, to this
                                    --------------------
          Agreement. The Company shall cause M Sub and Holdco to have a sufficient number of shares of M Sub Voting Common Stock, Holdco Voting Common Stock and Holdco Non-Voting Common Stock to be authorized and unissued to effectuate the terms and conditions of the Second Step Merger. The Company shall cause Holdco to have a sufficient number of shares of the Holdco Preferred Stock (the terms and conditions of such Holdco Preferred Stock being set forth in the Holdco Charter) authorized and unissued to effectuate the terms and conditions of the exchange contemplated by the term sheet contained in the Financing Exhibits (as defined herein). Other than (i) the shares of M Sub Voting Common Stock issued to Holdco, (ii) the shares of Holdco Voting Common Stock issued to the Company, and (iii) the shares of Holdco Voting Common Stock and Holdco Non-Voting Common Stock to be issued in the Second Step Merger, the Company shall cause no additional shares of M Sub Voting Common Stock, Holdco Voting Common Stock, Holdco Non-Voting Common Stock or Holdco Preferred Stock to be issued by M Sub or Holdco prior to Closing."

          6. Section 7(k) of the Merger Agreement is hereby deleted in its entirety and replaced by the following:

          "Upon consummation of the HQ Merger, the UK Agreement and the Stock Purchase Agreement, the HQ Surviving Company shall make the necessary filings with the Secretary of State of the State of Delaware as contemplated by Section 251(g) of the Delaware General Corporation Law to effect the merger of HQ Global with and into M Sub."

          7. Section 9(b)(iv) of the Merger Agreement is hereby deleted in its entirety and replaced by the following:

                "The Indemnification and Escrow Agreement, by and among certain stockholders, warrantholders and optionees who are electing to sell at least 4,000 options to purchase shares of common stock of the Company who hold their shares, warrants or options in the Company immediately prior to Closing, RSI and such escrow agent as shall be mutually agreed to by the parties (the "Indemnification Escrow Agent"), substantially in the form of Exhibit E hereto (the "Indemnification
                                       ---------
          Escrow Agreement"), shall have been duly executed and delivered by such stockholders, warrantholders and optionees, RSI and the Indemnification Escrow Agent and the shares required to be delivered by RSI pursuant thereto shall have been delivered to the Indemnification Escrow Agent pursuant thereto."

          8. Section 9(b)(vii) of the Merger Agreement is hereby deleted in its entirety and replaced by the following:

          "The Registration Rights Agreement by and among RSI and certain holders of shares in Holdco, substantially in the form of Exhibit H
                                                                    ---------
          hereto (the "RSI Registration Rights Agreement"), shall have been executed at the Closing."

          9. Section 9(b)(xi) of the Merger Agreement is hereby deleted in its entirety and replaced by the following:

          "(xi) Reckson Associates Realty Corp. ("RA"), or an affiliate thereof, and RSI, as the case may be, shall have executed and delivered the RA/RSI Intercompany Agreements, substantially in the form of Exhibits J-1, J-2, and J-3, respectively, to this Agreement
                  --------------------------
          (collectively, the "RSI Intercompany Agreements")."

          10. The number "3,000,000" in Section 9(c)(xiv) of the Merger Agreement is hereby deleted and replaced with the number "5,100,000."

          11. All references to "April 30, 2000" in Sections 14(a)(ii), 14(a)(v) and 14(a)(vi) of the Merger Agreement are hereby replaced with "May 31, 2000."

          12. All references to "May 1, 2000" in Section 14(a)(ii) of the Merger Agreement are hereby replaced with "June 1, 2000."

          13. All references to "May 15, 2000" in Section 14(d) of the Merger Agreement are hereby replaced with "June 15, 2000."

B.        AMENDMENTS TO FORM EXHIBITS AND DISCLOSURE SCHEDULES

          The forms of agreements attached as exhibits to the Merger Agreement and the Disclosure Schedules attached to the Merger Agreement hereby are amended as follows:

          1.   Exhibit A to the Merger Agreement is hereby deleted in its
               ---------
entirety and replaced by Exhibit A attached to this Amendment.
                         ---------

          2.   Exhibit C to the Merger Agreement is hereby deleted in its
               ---------
entirety.

          3. The preamble of the form of Stockholders Agreement attached to the Merger Agreement as Exhibit D (the "Stockholders Agreement") is hereby
                        ---------
deleted in its entirety and replaced by the following:

          "THIS STOCKHOLDERS AGREEMENT (this "Agreement"), dated as of _________, 2000, is made by and among FrontLine Capital Group (formerly known as Reckson Services Industries, Inc.) ("RSI"), HQ Global Holdings, Inc. (the "Company"), CarrAmerica Realty Corporation ("CarrAmerica" or the "Designated Holder") and the undersigned holders of common stock of the Company (the "Common Stock") (together with CarrAmerica, the "Holders")."

          4. The first WHEREAS clause of the Stockholders Agreement is hereby deleted in its entirety and replaced by the following:

          "WHEREAS, RSI and [the/certain] Holders have entered into that certain Stock Purchase Agreement dated as of January 20, 2000 pursuant to which RSI is acquiring on the date hereof certain shares of common stock of HQ Global Workplaces, Inc. ("HQ Global") owned by such Holders (the "Transaction");"

          5. Clause 7.1(a)(iii) of the Stockholders Agreement is hereby deleted in its entirety and replaced by the following:

          "the highest price per share of Common Stock (or the implied value of the Common Stock in connection with the issuance of any convertible security of the Company) (subject to future adjustment in the event of stock splits, stock dividends and other similar events) received by RSI or the Company in any sale or issuance thereof (i) in connection with the Transaction or (ii) from and after the date hereof through the last day of the 2000 Put Period."

          6. The preamble of the form of Indemnification and Escrow Agreement attached to the Merger Agreement as Exhibit E (the "Indemnification Agreement')
                                    ---------
is hereby deleted in its entirety and replaced by the following:

          "THIS INDEMNIFICATION AND ESCROW AGREEMENT (this "Agreement") is entered into as of the _______ day of _________ by and among FrontLine Capital Group (formerly known as Reckson Services Industries, Inc.), a Delaware corporation ("RSI"), CarrAmerica Realty Corporation, a Maryland corporation ("CarrAmerica"), and [other shareholders, warrantholders and optionees of HQ Global Workplaces, Inc. to be added per CarrAmerica' instructions, collectively the "Shareholders" and individually a "Shareholder")] and ___________, a ______ corporation, as escrow agent (the "Escrow Agent") hereunder."

          7. The second, third and fourth WHEREAS clauses of the Indemnification Agreement are hereby deleted in their entirety and replaced by the following:

          "WHEREAS, on the date hereof, pursuant to an agreement among [the/certain] Shareholders and RSI dated as of January __, 2000 (the "Stock Purchase Agreement"), [certain/each] of the Shareholders are selling to RSI, and RSI is purchasing from such Shareholders, that number of the shares of voting common stock, par value $.01 per share, and non-voting common stock, par value $.01 per share, of HQGW as set forth in, and subject to the terms and conditions of, the Stock Purchase Agreement for $____ per share in cash for an aggregate purchase price of $______ (the "Share Consideration");

          WHEREAS, on the date hereof, pursuant to the Merger Agreement, each issued and outstanding share of (A) common stock, par value $.01 per share ("VANTAS Common Stock"), of VANTAS shall be converted into the right to receive $_____ per share in cash and (B) (i) Series A

          Convertible Preferred Stock, par value $.01 per share, of VANTAS (the "Series A Stock"), (ii) Series B Convertible Preferred Stock, par value $.01 per share, of VANTAS (the "Series B Stock"), (iii) Series C Convertible Preferred Stock, par value $.01 per share, of VANTAS (the "Series C Stock"), (iv) Series D Convertible Preferred Stock, par value $.01 per share, of VANTAS (the "Series D Stock"), and (v) Series E Convertible Preferred Stock, par value $.01 per share of VANTAS (the "Series E Stock"), other than shares of Series A Stock, Series B Stock, Series C Stock, Series D Stock and Series E Stock held in the treasury of VANTAS, are, by virtue of the Merger and without any action on the part of the holder thereof, being converted into the right to receive ______ shares of voting common stock of HQGW ("VANTAS' Share Consideration");

          WHEREAS, as a condition to the consummation by VANTAS and/or RSI, as applicable, of the transactions contemplated by the Merger Agreement, the Stock Purchase Agreement, and that certain Stock Purchase Agreement by and among VANTAS, RSI, CarrAmerica, OmniOffices (UK) Limited ("Omni UK") and OmniOffices (Lux) 1929 Holding Company S.A. ("LuxCo") (the "UK Agreement"), (i) the Shareholders have hereby agreed to indemnify and hold harmless RSI from and against certain losses related to the Merger Agreement and the Stock Purchase Agreement, and (ii) CarrAmerica has hereby agreed to indemnify and hold harmless RSI from and against certain losses related to the UK Agreement, upon the terms and conditions provided herein;"

          8. The sixth and seventh WHEREAS clauses of the Indemnification Agreement are hereby deleted in their entirety and replaced by the following:

          "WHEREAS, in connection with the Shareholders' indemnification obligations, the parties have agreed that the Shareholders are depositing an aggregate of ___ shares of voting common stock of Holdco (the "Voting Common Stock") and ____ shares of non-voting common stock of Holdco (the "Non-Voting Common Stock") (collectively, the "Shareholder Indemnification Shares") and $____________ in cash (the "Shareholder Cash Collateral") with the Escrow Agent to be held and disbursed by the Escrow Agent in accordance with this Agreement, with such Shareholder Indemnification Shares and Shareholder Cash Collateral having an aggregate initial value of $30,000,000 as of the Closing;

          WHEREAS, in connection with RSI's indemnification obligations, the parties have agreed that RSI is depositing an aggregate of ___ shares of Voting Common Stock (the "RSI Indemnification Shares," and together with the Shareholder Indemnification Shares, the "Indemnification Shares") with the Escrow Agent to be held and disbursed by the Escrow Agent in accordance with this Agreement, with the RSI Indemnification Shares having an aggregate initial value of $30,000,000 as of the Closing;"

          9. All references to "Surviving Corporation" in the definition of "Direct Loss" set forth in Section 1 and in Section 2(a) of the Indemnification Agreement are hereby changed to "Holdco."

          10. All references to "Surviving Corporation" or "Surviving Company" set forth in Sections 5(a), 6(a), 6(b), 6(c), 6(d) and 7(b) of the Indemnification Agreement are hereby changed to "Second Step Surviving Corporation."

          11. All references to "HQGW" in Section 2(a) of the Indemnification Agreement are hereby changed to "Holdco."

          12. Section 3 of the Indemnification Agreement is hereby amended by adding the following subparagraph (d):

          "RSI shall indemnify each of the Shareholder Indemnitees for any Extra Tax Costs incurred by such Shareholder Indemnitees in connection with the HQ Merger, the Second Step Merger, and/or the sale of shares by such Shareholder Indemnitee pursuant to the Stock Purchase Agreement. For purposes of this Section 3(d), "Extra Tax Costs" shall be defined as (i) all interest, penalties, and similar charges actually payable by a Shareholder Indemnitee to any applicable taxing authority with respect to Extra Taxes attributable to the period ending on the earlier of January 1, 2003 or the date all of such Shareholder Indemnitee's shares of stock in HQGW not sold pursuant to the Stock Purchase Agreement actually are sold (in either case, the "Deemed Sale Date"), plus (ii) in the event that such interest, penalties, and similar charges have not been paid on or prior to the Deemed Sale Date, all interest, penalties and similar charges accruing with respect to such interest, penalties and similar charges until the earlier of the actual date on which the interest, penalties, and similar charges described in clause (i) are paid or thirty (30) days following a "final determination" within the meaning of Section 1313 of the Code that the Shareholder Indemnitee is required to pay Extra Taxes, plus (iii) if and to the extent that a Shareholder Indemnitee is required to pay any Extra Taxes prior to the applicable Deemed Sale Date, interest on such Extra Taxes from the date the Shareholder Indemnitee makes such payment of Extra Taxes to and including the applicable Deemed Sale Date, computed at a rate equal to the rate applicable under Section 6621 of the Code with respect to underpayments of federal income tax, plus (iv) an amount equal to all federal, state and local income taxes (net of the federal income tax benefit, if any, resulting to the Shareholder Indemnitee from any deduction allowed to such Shareholder Indemnitee for any such state and local income taxes) required to be paid by such Shareholder Indemnitee with respect to the payment received pursuant to this Section 3(d). For purposes of this Section 3(d), "Extra Taxes" shall be defined as the excess of (i) the amount of all Taxes (other than stock transfer Taxes) payable (determined as described below) by a Shareholder Indemnitee by reason of the Second Step Merger and/or the sale of shares of stock by the Shareholder Indemnitee pursuant to the Stock Purchase Agreement over (ii) the amount of Taxes (other than stock transfer Taxes) that would have been payable by such Shareholder Indemnitee by such reason if (a) the exchange into Holdco Preferred Stock described on the Financing Exhibits were not to have taken place and (b) the surviving corporation in the Second Step Merger were the HQ Surviving Corporation rather than M Sub. The amount of Extra Taxes and the Extra Tax Costs for purposes of this Section 3(d) shall be determined and certified to by an independent accountant selected by the applicable Shareholder Indemnitee, as may be reasonably acceptable to RSI. Extra Taxes and Extra Tax Costs shall be considered payable for the purposes hereof on the earlier of (i) the date on which the Shareholder Indemnitee notifies RSI in writing of any assertion by the Internal Revenue Service, formal or informal, of a position to the effect that such amounts might be required to be paid, or (ii) the date on which the Shareholder Indemnitee delivers to RSI a copy of an opinion of the tax advisor to such Indemnitee providing that it is more likely than not that the Shareholder Indemnitee is liable for such Extra Taxes and Extra Tax Costs (in either case, a "Potential Adverse Determination Date"), unless in either event RSI notifies such Shareholder Indemnitee in writing within ten days of the Potential Adverse Determination Date that, pursuant to the provisions of this section, it will indemnify the Shareholder Indemnitee for (a) all interest, penalties, and similar charges accruing with respect to such Extra Taxes and Extra Tax Costs from the Potential Adverse Determination Date until the earlier of thirty (30) days following a

          "final determination" within the meaning of Section 1313 of the Code that the Shareholder is required to pay Extra Taxes and/or Extra Tax Costs or ten (10) days following written notice from RSI to such Shareholder Indemnitee to pay all such Extra Taxes and Extra Tax Costs as to which a Potential Adverse Determination Date has occurred (in either case, the "Delayed Payment Date"), and (b) all legal and accounting costs and expenses incurred in connection with any challenge or assertion by the Internal Revenue Service (it being understood that the Shareholder Indemnitee shall not in any event have any duty to contest any such challenge except, and only to the extent that, RSI bears any and all costs associated therewith), in which event Extra Taxes and Extra Tax Costs shall be considered payable for purposes hereof on the Delayed Payment Date. The obligations of RSI pursuant to this Section 3(d) are in addition to, and not in lieu of, the obligations of HQ Surviving Corporation and HQGW under Section 7(j) of the Merger Agreement. The provisions of Section 5(a), 5(b), 5(c) and 5(d) shall not apply with respect to this Section 3(d)."

          13. Section 4(a)(X) of the Indemnification Agreement is hereby amended by deleting clause (i) therein in its entirety.

          14. Clause 4(b)(Z) of the Indemnification Agreement is hereby amended by adding the following language at the end of such clause:

          ", or (iii) arising from, relating to, or otherwise in respect of the offer or sale of equity securities of HQGW or Holdco to any third party in connection with the transactions contemplated by the Merger Agreement, the Stock Purchase Agreement or the UK Agreement; provided that any recovery under the foregoing shall be reduced by the amount of any claim of the RSI Indemnitees under Section 4(a) above."

          15. The preamble of the form of Registration Rights Agreement attached to the Merger Agreement as Exhibit G (the "Holdco Registration Rights
                                    ---------
Agreement") is hereby deleted in its entirety and replaced with the following:

          "THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made and entered into as of ________, 2000 by and among HQ Global Holdings, Inc., a Delaware corporation (the "Company") [the Company will be formed as a wholly owned subsidiary of HQ Global immediately prior to the closing under the Merger Agreement and will become the parent company of M Sub in connection with the second step merger], and CarrAmerica Realty Corporation, a Maryland corporation ("Carr") and _____________________ (each, a "Seller" and collectively, including Carr, the "Sellers")."

          16. The second paragraph of the Holdco Registration Rights Agreement is hereby deleted in its entirety and replaced with the following:

          "This Agreement is in connection with (i) the Stockholders Agreement of even date herewith (the "Stockholders Agreement") between the Company, as issuer of the common stock, par value $[.01] per share (the "Securities"), FrontLine Capital Group (formerly known as Reckson Services Industries, Inc.) ("RSI"), Carr and certain other stockholders of the Company, (ii) the Agreement and Plan of Merger among RSI, VANTAS Incorporated, a Nevada corporation ("VANTAS"), Carr and HQ Global Workplaces, Inc., a Delaware corporation ("HQ Global"),
          (iii) the Stock Purchase Agreement dated as of January 20, 2000 by and between RSI and Carr, and (iv) the Stock Purchase Agreement dated as of January 20, 2000 by and among RSI, VANTAS, Carr, OmniOffices (UK) Limited and OmniOffices (Lux) 1929 Holding Company S.A.. In order to induce the Sellers to consummate the transactions contemplated by the foregoing agreements, the Company has agreed to provide to the Sellers the registration rights set forth in this Agreement."

          17. The first recital of the form of Registration Rights Agreement attached to the Merger Agreement as Exhibit H is hereby deleted in its entirety
                                    ---------
and replaced with the following:

          "This Agreement is in connection with (i) the Stockholders Agreement of even date herewith (the "Stockholders Agreement") between FrontLine Capital Group (formerly known as Reckson Services Industries, Inc.) (the "Company"), as issuer of the common stock, par value $[.01] per share (the "Securities") pursuant to the put rights set forth in
          Section 7.1, 7.2 and 7.3 of the Stockholders Agreement among HQ Global Holdings, Inc. ("HQ"), Carr and certain other stockholders of HQ, (ii) the Agreement and Plan of Merger among the Company, VANTAS Incorporated, a Nevada corporation ("VANTAS"), Carr and HQ Global,
          (iii) the Stock Purchase Agreement dated as of January 20, 2000 by and between the Company and Carr, and (iv) the Stock Purchase Agreement dated as of January 20, 2000 by and among VANTAS, the Company, Carr, OmniOffices (UK) Limited and OmniOffices (Lux) 1929 Holding Company S.A.. In order to induce the Sellers to consummation the transactions contemplated by the foregoing agreements, the Company has agreed to provide to the Sellers the registration rights set forth in this Agreement."

          18.  The Merger Agreement is hereby amended by adding Exhibits K-1, K-
                                                                ---------------
2, K-3 and K-4 to the Merger Agreement in the forms attached to this Amendment.
--------------

          19. Schedule 1(e) to the Merger Agreement is hereby amended by deleting such Schedule in its entirety and replacing it with Schedule 1(e) attached to this Amendment.

          20. Schedule 4(c) to the Merger Agreement is hereby amended by deleting such Schedule in its entirety and replacing it with Schedule 4(c) attached to this Amendment.

          21. Schedule 4(a) to the Merger Agreement is hereby amended by deleing such Schedule in its entirety and replacing it with Schedule 4(a) attached to this Amendment.

          22. Schedule 4(o) to the Merger Agreement is hereby amended by deleting such Schedule in its entirety and replacing it with Schedule 4(o) attached to this Amendment.

          23. Schedule 4(p) to the Merger Agreement is hereby amended by deleting such Schedule in its entirety and replacing it with Schedule 4(p) attached to this Amendment.

C.        OTHER AGREEMENTS

          The Merger Agreement is hereby amended to add the following provisions:

          1. Simultaneously with the execution of this Amendment, VANTAS shall deliver to the Company immediately available funds in the aggregate amount of $12,500,000 as an additional initial deposit under the Merger Agreement. VANTAS shall have the right to deliver to the Company a replacement letter of credit in the face amount of $47,500,000 (the "Replacement LOC"). The Replacement LOC shall replace the additional $12,500,000 initial deposit hereunder and the existing letter of credit previously delivered to the Company by VANTAS, which additional initial deposit and existing letter of credit shall be returned to VANTAS upon the Company's receipt of the Replacement LOC. Any references to "Letter of Credit" in the Merger Agreement shall be deemed to refer to the Replacement LOC, and any reference to "Initial Deposit" shall be deemed to refer to

$47,500,000 and to include the additional initial deposit hereunder from and after the date hereof.

          2. Simultaneously with the execution of this Amendment, RSI shall contribute an aggregate of $250,000 to VANTAS, and VANTAS shall pay the Company $125,000 and CarrAmerica $125,000 (the "Legal Fees Allowance") as an allowance for certain additional legal costs and expenses incurred by such parties as a result of the extension of the outside Closing Date from April 30, 2000 to May 31, 2000. The Legal Fees Allowance is nonrefundable and will not be used to adjust the consideration otherwise payable in connection with the Merger Transactions.

          3. At Closing, the Second Step Surviving Corporation shall pay to CarrAmerica, as agent for all of the stockholders of the Company immediately prior to the effective time of the HQ Merger, an amount in cash equal to the amount of all tenant improvement costs ("TI Costs") paid by the Company on or prior to April 30, 2000 that are reimbursable by the landlords but which have not been reimbursed prior to Closing and are not the subject of dispute with the relevant landlord (the "TI Reimbursement"), which TI Reimbursement shall be distributed to such stockholders based on each such stockholder's proportionate interest in the Company immediately prior to the effective time of the HQ Merger. Any such TI Costs paid to the Second Step Surviving Corporation following the resolution of any dispute with a landlord shall be paid by the Second Step Surviving Corporation to CarrAmerica, as agent for all of the stockholders of the Company immediately prior to the effective time of the HQ Merger, within five business days after receipt of such amounts by the Second Step Surviving Corporation. The Company will provide the Second Step Surviving Corporation with a schedule of the TI Costs (including the identification of any TI Cost that is the subject of dispute with the relevant landlord) prior to the Closing. With respect to projects of the Company for which TI Costs are paid by the Company both on or before April 30, 2000 and after April 30, 2000 (the "Straddle Projects"), the amount of the TI Reimbursement with respect to such Straddle Projects shall be calculated as the total reimbursable amount multiplied by a fraction, the numerator of which is the TI Costs paid by the Company on or before April 30, 2000, and the denominator of which is the total TI Costs.

          4. At Closing, the Second Step Surviving Corporation shall pay to CarrAmerica, as agent for all of the stockholders of the Company immediately prior to the effective time of the HQ Merger, an amount in cash equal to the amount of all capital expenditures and development costs (including TI Costs, whether or not reimbursable by landlords) paid by the Company after April 30, 2000 and prior to Closing (net of any amounts the Company actually receives from landlords prior to Closing as reimbursements of such TI Costs); provided that the Second Step

Surviving Corporation is provided with a schedule of such amounts at or prior to the Closing.

          5. RSI and VANTAS hereby represent, warrant, acknowledge and agree that (a) neither RSI nor VANTAS is aware of any failure on the part of the Company, CarrAmerica, Omni UK or LuxCo to perform any of their respective obligations under the Merger Agreement, the Stock Purchase Agreement or the UK Agreement, (ii) RSI and VANTAS hereby waive any and all rights and claims, fixed or contingent, with respect to circumstances existing on the date of this Amendment, relating to any failure by the Company, CarrAmerica, Omni UK or LuxCo to perform any obligations under the Merger Agreement, the Stock Purchase Agreement or the UK Agreement, and (iii) neither RSI or VANTAS is aware of any current right of RSI or VANTAS to terminate (or give notice of its intent to terminate) the Merger Agreement, the Stock Purchase Agreement or the UK Agreement. Notwithstanding anything to the contrary contained in this paragraph 5, nothing in this paragraph 5 shall modify, supplement or amend the Indemnification Agreement or otherwise affect any of the parties' rights thereunder from and after the Closing.

          6. RSI and VANTAS jointly and severally shall indemnify and defend the Company, CarrAmerica, Omni UK, LuxCo and the respective stockholders, officers and directors of such entities against all losses, liabilities, claims, damages and expenses that arise from any claims made by any stockholders, employees, officers or directors of RSI or VANTAS to the extent relating to (i) any failure of the parties to consummate any of the Merger Transactions for any reason other than as a result of a breach by the Company, CarrAmerica, Omni UK or LuxCo of the Merger Agreement, the Stock Purchase Agreement or the UK Agreement after the date of this Amendment, and (ii) the integration of operations of the Company, Omni UK, LuxCo and VANTAS, including wrongful discharge claims by any current or former employees of VANTAS. The provisions of this paragraph 6 shall terminate on the Closing Date; provided that the indemnification obligations with respect to any claim covered by this paragraph 6 that is asserted by any of the foregoing indemnified parties after the date hereof (whether or not the underlying action giving rise to the claim occurred before or after the date hereof) and on or prior to the Closing Date shall survive until such claim is finally resolved.

          7. RSI and VANTAS represent and warrant that attached hereto as Exhibits L and M are correct and complete copies of all term sheets and
----------------
commitment letters setting forth all material terms of all debt and equity arrangements (including all joint venture and other ancillary arrangements) proposed to be implemented by VANTAS to finance (or in connection with the financing of) the Merger Transactions (the "Financing Exhibits"). RSI and VANTAS shall cause the terms and conditions of any issuances of debt or equity (including the execution of any joint venture agreement, operating agreement or other ancillary arrangement) prior to or in connection with the Merger Transactions to be the same in all material respects as the terms and conditions set forth in such Financing Exhibits and shall not make or permit any material additional term not included in the Financing Exhibits without the prior written consent of the Company and CarrAmerica. Prior to the Closing, RSI and VANTAS shall, and shall cause their respective Subsidiaries to, use commercially reasonable efforts to give the Company and CarrAmerica and their respective officers, employees, representatives, counsel and accountants and their respective counsel, auditors and authorized representatives full access, during normal business hours and upon reasonable notice, to the proposed financing sources of RSI and VANTAS. RSI and VANTAS shall use commercially reasonable efforts to ensure that their proposed financing sources are available to and cooperate with the Company and CarrAmerica. Prior to the Closing, RSI and VANTAS shall provide weekly reports on the first business day of each week regarding the status of the financing arrangements. RSI and VANTAS hereby (i) authorize the Company and CarrAmerica to discuss the terms of the proposed financing arrangements with the proposed financing sources of RSI and VANTAS, and (ii) agree that any such discussions by the Company, CarrAmerica and any proposed financing sources of RSI and VANTAS shall not be deemed to constitute interference by the Company or CarrAmerica with the proposed financing arrangements of RSI or VANTAS.

          8.   Attached as Exhibit N is a summary term sheet containing possible
                           ---------
joint venture terms involving one of the proposed equity financing sources for VANTAS. Prior to the Closing and thereafter for as long as the stockholders of the Company immediately prior to the Closing who retain an interest in Holdco immediately following the Closing (the "Continuing Stockholders") collectively retain a direct or indirect 10% interest in Holdco, neither RSI nor VANTAS, as applicable, directly or indirectly shall make or permit any term or condition to deviate in any material respect from any of the terms or conditions set forth in the JV Term Sheet or make or permit any additional term not included in the JV Term Sheet without the prior written consent of the Company and CarrAmerica (if at or prior to the Closing) or Continuing Stockholders owning a majority of the aggregate number of shares of Holdco owned by the Continuing Stockholders at the time such approval is required (if after the Closing), which consent will not be unreasonably withheld.

          9. The Company and CarrAmerica represent and warrant, each as to itself only, that each of the Company and CarrAmerica has the requisite capacity and authority, and has taken all action necessary in order, to execute, deliver and perform its respective obligations under this Amendment. This Amendment is a legal, valid and binding obligation of each of CarrAmerica and the Company, enforceable in accordance with its terms, except insofar as enforcement thereof may be limited by bankruptcy, insolvency or other laws relating to or affecting enforcement of creditors' rights generally including such general equitable principles as may apply in the enforcement of creditors' rights.

          10. RSI and VANTAS represent and warrant, each as to itself only, that each of RSI and VANTAS has the requisite capacity and authority, and has taken all action necessary in order, to execute, deliver, and perform its respective obligations under this Amendment. This Amendment is a legal, valid and binding obligation of each of RSI and VANTAS, enforceable in accordance with its terms, except insofar as enforcement thereof may be limited by bankruptcy, insolvency or other laws relating to or affecting enforcement of creditors' rights generally including such general equitable principals as may apply in the enforcement of creditors' rights.

          11. This Amendment and the other agreements referred to herein represent the entire understanding of the parties with respect to the subject matter contained herein. This Amendment may not be amended, modified or waived except in a writing signed by the party against whom enforcement of such amendment, modification or waiter is sought. This Amendment shall be construed and interpreted in accordance with the internal laws of the State of Delaware, without reference to the conflict of laws principles contained therein. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which, when taken together, shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.


                              HQ GLOBAL WORKPLACES, INC.

                              By:   /s/ Jill B. Louis
                                 --------------------
                              Name: Jill B. Louis
                              Title: Vice President and General Counsel


                              VANTAS INCORPORATED

                              By:   /s/ Steven M. Rathkopf
                                 -------------------------
                              Name: Steven M. Rathkopf
                              Title: Secretary


                              CARRAMERICA REALTY CORPORATION

                              By:   /s/ Karen B. Dorigan
                                 -----------------------
                              Name: Karen B. Dorigan
                              Title: Managing Director


                              FRONTLINE CAPITAL GROUP

                              By:   /s/ Jason Barnett
                                 --------------------
                              Name: Jason Barnett
                              Title: Executive Vice President